Cavium Announces Financial Results for Q4 2013

SAN JOSE, Calif., Jan. 29, 2014 /PRNewswire/ -- Cavium, Inc. (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, and the digital home, today announced financial results for the fourth quarter ended December 31, 2013.

Revenue in the fourth quarter of 2013 was $81.1 million, a 2.5% sequential increase from the $79.1 million reported in the third quarter of 2013. Total revenue for the fiscal year ended December 31, 2013 was $304.0 million, a 29.1% year-over-year increase from the $235.5 million reported for the fiscal year ended December 31, 2012.

Generally Accepted Accounting Principles (GAAP) Results

Net income attributable to the Company for the fourth quarter of 2013 on GAAP basis was $0.2 million, or $0.00 per diluted share compared to $4.3 million, or $0.08 per diluted share in the third quarter of 2013. Gross margins were 64.2% in the fourth quarter of 2013 compared to 64.0% in the third quarter of 2013. Total cash and cash equivalents were $127.8 million at December 31, 2013 compared to $113.0 million at end of September 30, 2013.

Non-GAAP Results

Cavium believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Cavium's financial condition and results of operations. These measures should only be used to evaluate Cavium's results of operations in conjunction with the corresponding GAAP measures. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Non-GAAP net income for the fourth quarter of 2013 was $17.4 million, or $0.31 per diluted share, compared to $16.0 million, or $0.29 per diluted share in the third quarter of 2013. Gross margin, on a non-GAAP basis, was 66.3% in the fourth quarter of 2013, compared to 66.0% in the third quarter of 2013. Operating margin (non-GAAP income from operations as a percentage of revenue), on a non-GAAP basis was 21.9% in the fourth quarter of 2013 compared to 21.6% in the third quarter of 2013.

Recent News Highlights

  November 14, 2013 - Cavium Ranked Amongst Fastest Growing Companies in North America on Deloitte's 2013 Technology Fast 500™ for 6th Consecutive Year
  January 6, 2014 - Cavium Demonstrated Complete Cloud to Home Solutions at International CES 2014
  January 21, 2014 - Cavium Joins Network Intelligence Alliance to Drive Innovation and Leadership for Next-Generation Network Solutions

Cavium, Inc. will broadcast its fourth quarter 2013 financial results conference call today, January 29, 2014, at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium website at http://www.cavium.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium
Cavium is a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications and the digital home. Cavium offers a broad portfolio of integrated, software-compatible processors ranging in performance from 10 Mbps to 100 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access and service provider equipment. Cavium processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium's principal office is in San Jose, CA with design team locations in California, Massachusetts, India and China. For more information, please visit: http://www.cavium.com.

CAVIUM, INC.
Unaudited GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
	Three Months Ended
	December 31, 2013	September 30, 2013
Net revenue	$ 81,135	$ 79,124
Cost of revenue	29,059	28,516
Gross profit	52,076	50,608
Operating expenses:
Research and development	36,127	33,630
Sales, general and administrative	17,871	14,833
Total operating expenses	53,998	48,463
Income (loss) from operations	(1,922)	2,145
Other expense, net:
Interest expense	(395)	(390)
Other, net	(74)	(126)
Total other expense, net	(469)	(516)
Income (loss) before income taxes	(2,391)	1,629
Provision for income taxes	120	714
Net income (loss)	(2,511)	915
Net loss attributable to non-controlling interest	(2,698)	(3,421)
Net income attributable to the Company	$ 187	$ 4,336
Net income attributable to the Company per common share, basic	$ 0.00	$ 0.08
Shares used in computing basic net income per common share	52,104	51,772
Net income attributable to the Company per common share, diluted	$ 0.00	$ 0.08
Shares used in computing diluted net income per common share	53,772	53,492

CAVIUM, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
	Three Months Ended
	December 31, 2013	September 30, 2013
Reconciliation of GAAP research and development expenses to non-GAAP:
GAAP research and development expenses	$ 36,127	$ 33,630
Stock-based compensation and related payroll taxes	(5,022)	(5,056)
Net restructuring related expenses	(74)	(38)
Change in estimated useful lives of certain consumer product related intangible assets	(2,928)	-
Expenses associated from a variable interest entity	(3,522)	(4,510)
Non-GAAP research and development expenses	$ 24,581	$ 24,026
Reconciliation of GAAP sales, general and administrative expenses to non-GAAP
GAAP sales, general and administrative expenses	$ 17,871	$ 14,833
Stock-based compensation and related payroll taxes	(3,683)	(3,740)
Amortization of acquired intangible assets	(2,938)	(200)
Net restructuring related expenses	250	239
Non-GAAP sales, general and administrative expenses	$ 11,500	$ 11,132

CAVIUM, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data and percentages)

	Three Months Ended
	December 31, 2013	September 30, 2013
Reconciliation of GAAP gross profit & margin to non-GAAP:
Net revenue	$ 81,135	$ 79,124
GAAP gross profit	52,076	50,608
GAAP gross margin	64.2%	64.0%

Stock-based compensation and related payroll taxes	311	226
Amortization of acquired intangible assets	1,548	1,579
Net restructuring related expenses	(110)	(193)
Non-GAAP gross profit	$ 53,825	$ 52,220
Non-GAAP gross margin	66.3%	66.0%

	Three Months Ended
	December 31, 2013	September 30, 2013
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$ (1,922)	$ 2,145
Stock-based compensation and related payroll taxes	9,016	9,022
Amortization of acquired intangible assets	4,486	1,779
Net restructuring related expenses	(286)	(394)
Change in estimated useful lives of certain consumer product related intangible assets	2,928	-
Loss from operations of a variable interest entity	3,522	4,510
Non-GAAP income from operations	$ 17,744	$ 17,062
Non-GAAP income from operations as a percentage of revenue	21.9%	21.6%

	Three Months Ended
	December 31, 2013	September 30, 2013
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to the Company	$ 187	$ 4,336
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes:
Cost of revenue	311	226
Research and development	5,022	5,056
Sales, general and administrative	3,683	3,740
Amortization of acquired intangible assets:
Cost of revenue	1,548	1,579
Sales, general and administrative	2,938	200
Net restructuring related expenses	(286)	(394)
Change in estimated useful lives of certain consumer product related intangible assets	2,928	-
Net loss of a variable interest entity attributable to the Company	1,064	1,304
Total of non-GAAP adjustments	17,208	11,711
Non-GAAP net income	$ 17,395	$ 16,047

GAAP net income attributable to the Company per share, diluted	$ 0.00	$ 0.08
Non-GAAP adjustments detailed above	0.31	0.21
Non-GAAP net income attributable to the Company per share, diluted	$ 0.31	$ 0.29

GAAP weighted average shares, diluted	53,772	53,492
Non-GAAP share adjustment	2,038	2,202
Non-GAAP weighted average shares, diluted	55,810	55,694

CAVIUM, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31, 2013	As of September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$ 127,763	$ 112,960
Accounts receivable, net	43,636	46,504
Inventories	45,768	42,455
Prepaid expenses and other current assets	6,491	4,255
Deferred tax assets	212	112
Total current assets	223,870	206,286
Property and equipment, net	28,494	25,776
Intangible assets, net	43,240	53,003
Goodwill	71,478	71,478
Deferred tax assets, net of current	61	60
Other assets	1,054	1,044
Total assets	$ 368,197	$ 357,647

Liabilities and Equity
Current liabilities:
Accounts payable	$ 23,467	$ 23,992
Other accrued expenses and other current liabilities	9,559	9,754
Deferred revenue	8,669	10,689
Notes payable	13,512	11,012
Capital lease and technology license obligations	17,103	11,755
Total current liabilities	72,310	67,202
Capital lease and technology license obligations, net of current	16,292	18,268
Deferred tax liability	2,420	2,128
Other non-current liabilities	2,344	2,789
Total liabilities	93,366	90,387

Equity
Common stock	53	52
Additional paid-in capital	443,588	433,507
Accumulated deficit	(157,057)	(157,244)
Total stockholders' equity attributable to the Company	286,584	276,315
Non-controlling interest	(11,753)	(9,055)
Total equity	274,831	267,260
Total liabilities and equity	$ 368,197	$ 357,647

CONTACT: Art Chadwick, Vice President of Finance and Administration and Chief Financial Officer, Tel: (408) 943-7104, Email: art.chadwick@cavium.com, or Angel Atondo, Senior Marketing Communications Manager, Tel: (408) 943-7417, Email: angel.atondo@cavium.com